Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-230630 on Form F-3 of our report dated March 29, 2019 relating to the consolidated financial statements and financial statement schedule of Zai Lab Limited and its subsidiaries (the “Group”), appearing in the Annual Report on Form 20-F of the Group for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

January 21, 2020